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                                                                  Exhibit 23.2



                   Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the use of our reports dated March 6, 1998, and to all references to our firm included in this registration statement.



                                             ARTHUR ANDERSEN LLP


Richmond, Virginia
June 4, 1998